UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2011

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hermann Drive
Alvin, Texas 77511
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of the stockholders during Team, Inc.’s (the “Company”) Annual Meeting of Stockholders held on September 29, 2011 (the “Annual Meeting”) are set forth below.

1.	Election of Directors.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Philip J. Hawk Louis A. Waters	15,882,526 15,227,267	272,207 927,466	1,739,362 1,739,362

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended May 31, 2012

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,797,658	81,720	14,717	---

3.	To adopt an advisory, nonbinding resolution approving the compensation of our named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,018,899	560,048	575,786	1,739,362

4.	To select, on an advisory, nonbinding basis, the frequency of the stockholder vote on the compensation of our named executive officers.

1 Year	2 Years	3 Years	VOTES ABSTAINED	BROKER NON- VOTES
13,744,272	39,935	1,798,062	572,464	1,739,362

5.	To approve the amendments to our Texas articles of incorporation to eliminate supermajority voting requirements.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,396,280	491,918	5,897	---

6.	To approve the reincorporation of the Company in Delaware.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,645,520	506,036	3,177	1,739,362

7.	To approve an increase in the number of authorized shares under the Team, Inc. 2006 Stock Incentive Plan, as amended.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,502,735	2,088,161	563,837	1,739,362

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By: /s/ André C. Bouchard
André C. Bouchard
Senior Vice President – Administration, General Counsel and Secretary

Dated: October 4, 2011